UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 31, 2008

SUNGARD®DATA SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12989	51-0267091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

680 EAST SWEDESFORD ROAD, WAYNE, PENNSYLVANIA	19087
(Address of Principal Executive Offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: 484-582-2000

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Put Option and Share Purchase Agreement

SunGard Data Systems Inc. (the “Company”) entered into a put option dated as of July 31, 2008 (the “Put Option”), with Euronext Paris SA, Gagnieres SC, Mr. Louis-Christophe Laurent, Mr. Pierre Gatignol, and Mr. Frédéric Morin (together referred to as the “Sellers”). Pursuant to the terms of the Put Option, the Sellers shall have the right to exercise until October 31, 2008, which deadline may be extended to November 30, 2008 under certain conditions (the “Option Period”), an option to sell to the Company the direct and indirect shareholding (the “Block”) they hold in GL Trade SA, a company organized under the laws of France (“GL Trade”). GL Trade’s shares are admitted to trade on the Eurolist of Euronext Paris S.A. The Block shall consist of 900,032 GL Trade shares, and 100% of the share capital of Financière Montmartre, a French limited liability company holding 5,299,998 GL Trade shares, representing together a direct and indirect interest of 64.52% in the issued share capital of GL Trade. The Sellers have agreed that they will grant exclusivity to the Company until 30 calendar days after the end of the Option Period. During the Option Period, the Sellers shall cause GL Trade to inform and consult its workers’ council. If, during the Option Period, the Sellers are in breach of their obligations under the Put Option or decide not to exercise the Put Option, the Sellers will, under certain conditions, pay to the Company a lump sum indemnity of €12 million to cover the costs and expenses incurred by it in respect of the transaction.

Upon exercise of the Put Option by the Sellers, the Sellers and the Company will enter into the share purchase agreement (the “SPA”) attached in agreed form to the Put Option, containing the terms and conditions upon which the Company will acquire the Block (the “Transaction”).

The purchase price for the Block shall be based on a price of €41.70 per GL Trade share. The purchase price shall be paid in cash on the date of completion of the Transaction, and there will be a post-completion adjustment to take account of any variation in the net assets position of Financière Montmartre.

Completion of the Transaction will be subject to antitrust clearance in Germany, and will take place within five business days from the date on which such clearance is obtained, or, at the election of the Company, on September 25, 2008 if such date is later. The Company has undertaken to diligently conduct the antitrust filing and to accept any undertakings that would be required by the German antitrust authorities, subject to certain conditions and provided that the loss of per annum EBITDA resulting from such undertakings does not exceed €10 million for the Company and GL Trade as a whole.

The Company benefits from representations and warranties from the Sellers, including specific indemnities in respect of existing litigations in which GL Trade is engaged. The indemnification clause under the SPA is subject to certain limitations and provides that any payments from the Sellers shall be capped at 15% of the purchase price received by them, save for liabilities incurred further to certain litigations of GL Trade in respect of which the cap has been set at $22 million, corresponding to a maximum loss of $39.5 million.

The Company has undertaken that it will cause GL Trade to refinance its existing indebtedness to the extent that such refinancing is imposed by the lenders. In particular, any amount outstanding under the €10 million revolving loan granted by Euronext Paris SA to GL Trade will be reimbursed at the latest within three business days from completion of the Transaction.

The Seller and the Company have the right to terminate the SPA if the closing has not taken place on the earlier of February 28, 2009 and the date which is four months after the date of the SPA (unless the terminating party is in breach of certain of its obligations under the SPA).

On completion of the Transaction, the composition of the board of directors of GL Trade and the relevant corporate bodies of its subsidiaries will be amended so as to comprise a majority of representatives of the Company. In particular, all Sellers but Mr. Pierre Gatignol will resign from their mandates.

The Sellers will be bound by non-compete and non-solicitation obligations with a duration of two years.

Shortly after completion of the purchase of the Block, the Company will file with the Autorité des Marchés Financiers (the French financial market regulator), a tender offer (the “Offer”) to purchase each outstanding share of GL Trade at the same price as the purchase of the Block, other than any shares owned by the Company. Such offer will then be launched and, after closing of such offer and in the event that the Company owns directly or indirectly at least 95% of the share capital and voting rights of GL Trade, there will be a de-listing of the GL Trade shares and a mandatory squeeze out (retrait obligatoire) will be implemented upon request of the Company, resulting in the Company holding 100% of the outstanding shares of GL Trade.

The foregoing descriptions of the Put Option and SPA do not purport to be complete and are qualified in their entirety by reference to the Put Option, which is filed as Exhibit 2.1 hereto and incorporated by reference herein, and the form of SPA, which is attached as an appendix to the Put Option and incorporated by reference herein.

Bridge Commitment Letter

In connection with the Transaction, the Company entered into a bridge commitment letter, dated as of July 31, 2008 (the “Bridge Commitment Letter”), with Goldman Sachs Credit Partners L.P., Citigroup Global Markets Inc., Lehman Brothers Inc., Lehman Commercial Paper Inc., Lehman Brothers Commercial Bank and KKR Capital Markets (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties committed to provide the Company with a senior unsecured credit facility (the “Bridge Facility”) in an aggregate principal amount of $700 million. To the extent the Company does not obtain alternative financing to fund the Transaction and the Offer, the Bridge Facility will be funded to finance the purchase of the Block and any shares tendered in the Offer. The commitments under the Bridge Commitment Letter will terminate upon the earliest of (x) February 28, 2009, (y) the date that is four months after execution of the SPA, and (z) the date of the termination of the SPA in accordance with the terms thereof that does not arise out of any action or inaction by any Commitment Party.

The financing under the Bridge Commitment Letter is subject to customary conditions precedent, including the purchase of the Block being consummated prior to, or simultaneously with, the funding of the Bridge Facility.

The Company’s obligations under the Bridge Facility will be guaranteed by all of the Company’s subsidiaries that guarantee the Company’s 9 1/8% senior unsecured notes due 2013 (the “2013 notes”).

The foregoing description of the Bridge Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Bridge Commitment Letter, which is filed as Exhibit 10.1 and incorporated by reference herein.

In connection with entering into the Bridge Commitment Letter, the Company has also agreed that subject to the satisfaction of specified conditions, upon request, it will incur senior unsecured debt, on or prior to its purchase of the Block, the proceeds of which are intended to provide up to $700 million of the funds necessary to consummate the purchase of the Block and fund the Offer on or prior to the Company’s purchase of the Block, or, if the Bridge Facility is funded, to refinance all or part of the Bridge Facility. Any such debt is expected to have terms and conditions and covenants substantially consistent with those relating to the 2013 notes. If the Company incurs any such debt prior to its purchase of the Block, we expect the gross proceeds in excess of $250 million to be placed into an escrow account and, if no shares of GL Trade are purchased by the Company by February 28, 2009, the Company currently expects that it will redeem a portion of the debt at par with the escrowed funds, plus accrued interest.

Senior Commitment Letter

The Company also entered into a senior commitment letter, dated as of July 31, 2008 (the “Senior Commitment Letter”), with Goldman Sachs Credit Partners L.P., Citigroup Global Markets Inc., Lehman Brothers Inc., Lehman Commercial Paper Inc., Lehman Brothers Commercial Bank and KKR Capital Markets (collectively, the “Senior Commitment Parties”), pursuant to which the Senior Commitment Parties committed to provide the Company with a $300 million incremental senior secured term facility under the Company’s existing credit agreement, dated as of August 11, 2005, as amended (the “Credit Agreement”). The Company may use the proceeds from the incremental senior secured term facility for general corporate purposes, including the refinancing of the Company’s existing 3.750% senior secured notes due January 15, 2009. In the event that the borrowing under the incremental senior secured term facility does not occur on or before November 15, 2008, the commitments under the Senior Commitment Letter will terminate.

The Company’s obligations under the incremental senior secured term facility will be secured equally and ratably with obligations under the Credit Agreement. All of the Company’s guarantors under the Credit Agreement will guarantee the Company’s obligations under the incremental senior secured term facility. The Company will be required to comply with customary affirmative and negative covenants.

The foregoing description of the Senior Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Senior Commitment Letter, which is filed as Exhibit 10.2 and incorporated by reference herein.

Receivable Facility—Amendment Agreement

The lenders under the Company’s insured receivables credit agreement, dated as of August 11, 2005, as amended (the “Receivables Facility”), are beneficiaries of a financial guaranty insurance policy issued by Financial Guaranty Insurance Company (“FGIC”). The provisions of the policy permit the lenders to terminate the policy at any time if FGIC has a long term debt rating from either S&P or Moody’s that is below BBB+ or Baa1. FGIC’s ratings are currently below such thresholds. If the lenders were to elect to terminate the policy in circumstances where the Company was unable to provide a replacement policy acceptable to the lenders, the loans under the Receivables Facility would amortize from receivables collections until paid in full and the Receivables Facility would terminate.

On July 31, 2008, SunGard Funding LLC and SunGard Financing LLC entered into an agreement and amendment (the “Amendment Agreement”) with FGIC, JPMorgan Chase Bank, N.A., Citicorp North America, Inc. and Deutsche Bank AG. In the Amendment Agreement, the lenders have agreed not to exercise their option to cancel the FGIC policy for a standstill period that will end 14 days after the lenders have received a satisfactory audit of the Company’s receivables but in no event earlier than September 29, 2008 or later than October 29, 2008. After the end of the standstill period the lenders will again have the option to cancel the FGIC policy at any time if, at such time, FGIC has a long term debt rating from either S&P or Moody’s that is below BBB+ or Baa1, respectively. On October 29, 2008, the aggregate limit on the amount of the Receivables Facility will step down from a maximum of $450 million to a maximum amount determined by the lenders to be consistent with an implied rating for their loans under the Receivables Facility of A by S&P and A2 by Moody’s. The Receivables Facility was structured originally to an implied BBB/Baa2 level (without giving effect to the FGIC insurance policy). In order to achieve the higher implied rating the Company expects that the overall advance rate will be reduced and that billed in advance receivables (i.e., receivables billed before the services are performed) will become ineligible. If the lenders are unable to agree among themselves on what that maximum facility amount should be, then the aggregate limit on the amount of the Receivables Facility will step down to $200 million.

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement, which is filed as Exhibit 10.3 and incorporated by reference herein.

Item 8.01.	Other Events.

On August 1, 2008, the Company issued a press release announcing the execution of the Put Option, which is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Put Option dated as of July 31, 2008, between SunGard Data Systems Inc. and Euronext Paris SA, Gagnieres SC, Mr. Louis-Christophe Laurent, Mr. Pierre Gatignol, and Mr. Frédéric Morin, with the agreed form Share Purchase Agreement attached hereto as an Exhibit.

10.1	Bridge commitment letter, dated as of July 31, 2008, among SunGard Data Systems Inc., Goldman Sachs Credit Partners L.P., Citigroup Global Markets Inc., Lehman Brothers Inc., Lehman Commercial Paper Inc., Lehman Brothers Commercial Bank and KKR Capital Markets.

10.2	Senior commitment letter, dated as of July 31, 2008, among SunGard Data Systems Inc., Goldman Sachs Credit Partners L.P., Citigroup Global Markets Inc., Lehman Brothers Inc., Lehman Commercial Paper Inc., Lehman Brothers Commercial Bank and KKR Capital Markets.

10.3	Agreement and Amendment, dated as of July 31, 2008, among SunGard Funding LLC, SunGard Financing LLC, Financial Guaranty Insurance Company, JPMorgan Chase Bank, N.A., Citicorp North America, Inc. and Deutsche Bank AG.

99.1	Press Release, dated August 1, 2008, of SunGard Data Systems Inc., announcing the Put Option and the contemplated Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD DATA SYSTEMS INC.

Date: August 6, 2008	By:	/s/ Michael J. Ruane
Michael J. Ruane
Senior Vice President-Finance and
Chief Financial Officer

EXHIBIT INDEX

The following is a list of Exhibits furnished with this report.

Exhibit No.	Description
2.1	Put Option dated as of July 31, 2008, between SunGard Data Systems Inc. and Euronext Paris SA, Gagnieres SC, Mr. Louis-Christophe Laurent, Mr. Pierre Gatignol, and Mr. Frédéric Morin, with the agreed form Share Purchase Agreement attached hereto as an Exhibit.

10.1	Bridge commitment letter, dated as of July 31, 2008, among SunGard Data Systems Inc., Goldman Sachs Credit Partners L.P., Citigroup Global Markets Inc., Lehman Brothers Inc., Lehman Commercial Paper Inc., Lehman Brothers Commercial Bank and KKR Capital Markets.

10.2	Senior commitment letter, dated as of July 31, 2008, among SunGard Data Systems Inc., Goldman Sachs Credit Partners L.P., Citigroup Global Markets Inc., Lehman Brothers Inc., Lehman Commercial Paper Inc., Lehman Brothers Commercial Bank and KKR Capital Markets.

10.3	Agreement and Amendment, dated as of July 31, 2008, among SunGard Funding LLC, SunGard Financing LLC, Financial Guaranty Insurance Company, JPMorgan Chase Bank, N.A., Citicorp North America, Inc. and Deutsche Bank AG.

99.1	Press Release, dated August 1, 2008, of SunGard Data Systems Inc., announcing the Put Option and the contemplated Transaction.